Exhibit 99.1

For Immediate Release

Contacts: For investors:

Gary Burnison (310) 226-2613

For media:

Anneli Ballard (212) 984-9350

Korn/Ferry International Achieves Record Fee Revenue in the Third Quarter

Highlights

•	Third quarter fiscal 2007 fee revenue was a record $165.2 million, an increase of $35.6 million, or 27%, from $129.6 million in the same quarter last year.

•	Adjusted third quarter fiscal 2007 diluted earnings per share, which excludes the impact of SFAS 123(R), was $0.34, an increase of 26% over Q3’06 adjusted diluted earnings per share of $0.27.

•	The Company also announced that its Board of Directors, at its March 6, 2007 meeting, approved the repurchase of up to an additional $50 million of Korn/Ferry common stock in a common stock repurchase program.

Los Angeles, CA, March 8, 2007 - Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced third quarter fiscal 2007 diluted earnings per share of $0.33 compared to $0.37 in Q3’06 (excluding a loss recovery on an investment sold in the third quarter of last year, Q3’06 diluted earnings per share was $0.27).

“The strength of our strategy is clear – with another quarter of record revenues and profit, Korn/Ferry’s unique approach to talent management is redefining the industry,” said Paul C. Reilly, Chairman and CEO, Korn/Ferry. “As we move forward, our unique array of offerings will provide our consultants with a differentiated platform, our clients with solutions to complicated talent needs and significant rewards to our shareholders. The future of Korn/Ferry looks very promising.”

Financial Results

(dollars in millions, except per share amounts)

	Third Quarter		Year to Date
	Q3’07	Q3’06	Q3’07	Q3’06
Fee Revenue	$165.2	$129.6	$473.7	$377.6
Revenue	$173.5	$136.8	$499.4	$398.8
Operating Income	$21.4	$18.7	$62.9	$55.5
Operating Margin	13.0%	14.4%	13.3%	14.7%
Net Income	$14.7	$16.6	$42.0	$39.1
Basic Earnings Per Share	$0.37	$0.41	$1.07	$0.98
Diluted Earnings Per Share	$0.33	$0.37	$0.95	$0.88

Adjusted Results*
Net Income	$15.5	$12.1	$44.8	$34.6
Operating Margin	13.7%	14.4%	14.2%	14.7%
Basic Earnings Per Share	$0.39	$0.30	$1.14	$0.87
Diluted Earnings Per Share	$0.34	$0.27	$1.01	$0.78

* Adjusted results exclude the effect of SFAS 123(R), which was implemented in Q1’07 and a $4.5 million loss recovery on an investment sold by the Company in Q3’06. These are non-GAAP measures that the Company’s management believes provides useful information regarding results of operations because they have been prepared on a basis comparable to that used in prior periods. It is not intended to replace Net Income or EPS measured in accordance with U.S. Generally Accepted Accounting Principles (see attached reconciliation).

Fee revenue of $165.2 million in Q3’07 increased $35.6 million, or 27%, from $129.6 million in Q3’06. Fee revenue improved globally due to an increase in revenues from all segments of the business with an increase in the number of search engagements opened as well as a 14% increase in the average fee billed per executive search engagement compared to the prior year. Exchange rates impacted fee revenue in Q3’07 favorably by $5.6 million compared to Q3’06.

Compensation and benefits of $112.3 million in Q3’07 increased $25.4 million, or 29%, compared to $86.9 million in Q3’06. The increase is a reflection of higher headcount in all segments of the Company as the business continues to grow and the Company continues to invest in its operations. Exchange rates impacted compensation and benefits unfavorably by $3.5 million in the current quarter.

General and administrative expense of $26.8 million in Q3’07 increased by $5.5 million, or 26%, from $21.3 million in Q3’06 as a result of an increase in business volume across all regions and segments and an unfavorable impact of exchange rates of $1.0 million.

Operating income was $21.4 million in Q3’07, an improvement of $2.7 million or 14%, over Q3’06. Adjusted for the effect of SFAS 123(R) operating margin for the quarter was 13.7%.

Balance Sheet and Liquidity

Cash, cash equivalents and marketable securities were $282.6 million at January 31, 2007 compared to $232.1 million at January 31, 2006. The increase was due primarily to improved operating cash flows.

Through March 6, 2007, the Company has used $54.2 million of the $75 million of share repurchase funds, authorized in December 2005 and June 2006, to buy back approximately 2.66 million shares. Additionally, at the March 6, 2007 meeting, the Board of Directors authorized an additional $50 million for share repurchases bringing the total authorized and unused share repurchase funds to approximately $71 million. Under this program, shares may be repurchased from time to time in open market transactions or privately negotiated transactions at the Company’s discretion, subject to market conditions and other factors.

Interest expense was $2.5 million in both Q3’07 and Q3’06. Interest expense in both years related primarily to borrowings under Korn/Ferry’s convertible securities and COLI policies. At January 31, 2007, Korn/Ferry had no outstanding borrowings under its credit facility.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Third Quarter		Year to Date
	Q3’07	Q3’06	Q3’07	Q3’06
Fee revenue	$142.9	$111.7	$410.5	$326.0
Revenue	$149.2	$117.1	$430.7	$342.3
Operating Income	$27.3	$24.4	$80.6	$71.3
Operating Margin	19.1%	21.9%	19.6%	21.9%
Average number of consultants	482	434	469	429
Engagements (a)	1,722	1,590	5,097	4,541

(a)	Represents new engagements opened in the respective period.

Fee revenue was $142.9 million in Q3’07, an increase of $31.2 million, or 28%, from $111.7 million in Q3’06. Fee revenue improved in all regions due to an increase in the overall number of engagements and average fee per engagement.

Operating income improved $2.9 million in Q3’07, or 12%, to $27.3 million compared to $24.4 million in Q3’06. Excluding the $1.1 million effect of SFAS 123(R), operating income was $28.4 million, or a 16% increase over the prior year.

The total number of consultants at January 31, 2007 was 485, an increase of 49 from January 31, 2006.

Selected Futurestep Data

(dollars in millions)

	Third Quarter		Year to Date
	Q3’07	Q3’06	Q3’07	Q3’06
Fee revenue	$22.3	$18.0	$63.2	$51.6
Revenue	$24.3	$19.7	$68.7	$56.6
Operating Income	$2.3	$1.4	$5.1	$4.8
Operating Margin	10.3%	7.8%	8.1%	9.3%

Fee revenue was $22.3 million in Q3’07, an increase of $4.3 million, or 24%, from $18.0 million in Q3’06. Improvements in fee revenue were driven by an increase in the average fee for engagements.

Operating income was $2.3 million in Q3’07, an increase of $0.9 million from operating income of $1.4 million in Q3’06. Operating margin for the quarter increased to 10.3% from 7.8% in the prior year.

Outlook

Assuming constant foreign exchange rates, Korn/Ferry estimates that fourth quarter fiscal 2007 fee revenue is likely to be in the range of $165 million to $175 million and diluted earnings per share is likely to be in the range of $0.33 to $0.35.

Earnings Conference Call Webcast

The earnings conference call will be held today at 8:00 AM (EST) and hosted by Paul C. Reilly, Chairman and CEO, and Gary Burnison, Chief Operating Officer. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE:KFY), with more than 70 offices in 40 countries, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to identify, deploy, develop, retain and reward their talent. For more information on the Korn/Ferry International family of companies, visit www.kornferry.com.

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties which are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, risks related to the growth and results of Futurestep, restrictions imposed by off-limits agreements, reliance on information systems and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2007	2006	2007	2006
Fee revenue	$165,239	$129,626	$473,720	$377,616
Reimbursed out-of-pocket engagement expenses	8,269	7,191	25,721	21,229

Total revenue	173,508	136,817	499,441	398,845

Compensation and benefits	112,343	86,936	318,852	246,100
General and administrative expense	26,806	21,305	79,431	68,034
Out-of-pocket engagement expense	10,394	7,684	31,040	22,569
Depreciation and amortization	2,557	2,177	7,214	6,597

Total operating expense	152,100	118,102	436,537	343,300

Operating income	21,408	18,715	62,904	55,545

Interest and other income (expense), net	664	3,822	(289)	1,276

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	22,072	22,537	62,615	56,821
Provision for income taxes	8,100	6,375	23,184	19,164
Equity in earnings of unconsolidated subsidiaries, net	758	451	2,528	1,473

Net income	$14,730	$16,613	$41,959	$39,130

Interest expense on convertible securities, net of taxes	785	785	2,354	2,353

Net income adjusted for computation of diluted EPS	$15,515	$17,398	$44,313	$41,483

Basic earnings per common share	$0.37	$0.41	$1.07	$0.98

Basic weighted average common shares outstanding	39,650	40,248	39,229	39,895

Diluted earnings per common share	$0.33	$0.37	$0.95	$0.88

Diluted weighted average common shares outstanding	47,449	47,484	46,860	47,226

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended January 31,				Nine Months Ended January 31,
	2007		2006		2007		2006
Fee Revenue:
Executive recruitment:
North America	$82,177		$64,371		$237,667		$188,852
Europe	37,872		28,934		104,878		83,801
Asia/Pacific	18,608		13,930		55,169		41,941
South America	4,311		4,417		12,777		11,450

Total executive recruitment	142,968		111,652		410,491		326,044
Futurestep	22,271		17,974		63,229		51,572

Total fee revenue	165,239		129,626		473,720		377,616

Reimbursed out-of-pocket engagement expenses	8,269		7,191		25,721		21,229

Total revenue	$173,508		$136,817		$499,441		$398,845

Operating Income (Loss):		Margin		Margin		Margin		Margin
Executive recruitment:
North America	$17,428	21%	$15,260	24%	$51,286	22%	$44,666	24%
Europe	5,996	16%	5,470	19%	17,391	17%	16,065	19%
Asia/Pacific	3,622	19%	2,745	20%	10,609	19%	8,632	21%
South America	231	5%	941	21%	1,329	10%	1,888	16%

Total executive recruitment	27,277	19%	24,416	22%	80,615	20%	71,251	22%
Futurestep	2,252	10%	1,396	8%	5,141	8%	4,793	9%
Corporate	(8,121)		(7,098)		(22,852)		(20,499)

Total operating income	$21,408	13%	$18,714	14%	$62,904	13%	$55,545	15%

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	As of January 31, 2007	As of April 30, 2006
ASSETS
Cash and cash equivalents	$248,795	$257,543
Marketable securities	33,826	20,654
Receivables due from clients, net of allowance for doubtful accounts of $11,880 and $8,818, respectively	121,374	87,287
Income taxes and other receivables	5,912	5,328
Deferred income taxes	9,853	9,669
Prepaid expenses	15,411	14,019

Total current assets	435,171	394,500

Property and equipment, net	23,155	20,533
Cash surrender value of company owned life insurance policies, net of loans	74,475	70,592
Deferred income taxes	35,400	32,267
Goodwill and intangible assets, net	137,666	109,484
Deferred financing costs, investments and other	10,294	8,115

Total assets	$716,161	$635,491

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$9,796	$9,731
Income taxes payable	28,335	17,138
Compensation and benefits payable	113,114	121,885
Other accrued liabilities	36,443	27,537

Total current liabilities	187,688	176,291

Deferred compensation and other retirement plans	85,200	71,790
Long-term debt	47,325	45,147
Other liabilities	6,417	7,523
7.5% Convertible mandatorily redeemable preferred stock, net of unamortized discount and issuance costs, redemption value $11,387	11,137	10,989

Total liabilities	337,767	311,740

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 46,376 and 43,628 shares issued and 42,604 and 41,201 shares outstanding, respectively	369,910	344,285
Retained earnings (deficit)	18,805	(23,154)
Unearned restricted stock compensation	(23,354)	(7,731)
Accumulated other comprehensive income	13,587	10,910

Shareholders’ equity	378,948	324,310
Less: Notes receivable from shareholders	(554)	(559)

Total shareholders’ equity	378,394	323,751

Total liabilities and shareholders’ equity	$716,161	$635,491

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING NON-GAAP ADJUSTMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,
	2007 - As Reported	123(R) Expense	2007 - As Adjusted	2006 - As Reported	Loss Recovery	2006 - As Adjusted
Fee revenue	$165,239		$165,239	$129,626		$129,626
Reimbursed out-of-pocket engagement expenses	8,269		8,269	7,191		7,191

Total revenue	173,508		173,508	136,817		136,817

Compensation and benefits	112,343	1,250	111,093	86,936		86,936
General and administrative expense	26,806		26,806	21,305		21,305
Out-of-pocket engagement expense	10,394		10,394	7,684		7,684
Depreciation and amortization	2,557		2,557	2,177		2,177

Total operating expense	152,100	1,250	150,850	118,102		118,102

Operating income	21,408		22,658	18,715		18,715

Interest and other income (expense), net	664		664	3,822	(4,535)	(713)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	22,072		23,322	22,537		18,002
Provision for income taxes	8,100	470	8,570	6,375		6,375
Equity in earnings of unconsolidated subsidiaries, net	758		758	451		451

Net income	$14,730		$15,510	$16,613		$12,078

Interest expense on convertible securities, net of taxes	785		785	785		785

Net income adjusted for computation of diluted EPS	$15,515		$16,295	$17,398		$12,863

Basic earnings per common share	$0.37		$0.39	$0.41		$0.30

Basic weighted average common shares outstanding	39,650		39,650	40,248		40,248

Diluted earnings per common share	$0.33		$0.34	$0.37		$0.27

Diluted weighted average common shares outstanding	47,449		47,449	47,484		47,484

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

EXCLUDING NON-GAAP ADJUSTMENTS

(in thousands, except per share amounts)

(unaudited)

	Nine Months Ended January 31,
	2007 - As Reported	123(R) Expense	2007 - As Adjusted	2006 - As Reported	Loss Recovery	2006 - As Adjusted
Fee revenue	$473,720		$473,720	$377,616		$377,616
Reimbursed out-of-pocket engagement expenses	25,721		25,721	21,229		21,229

Total revenue	499,441		499,441	398,845		398,845

Compensation and benefits	318,852	4,542	314,310	246,100		246,100
General and administrative expense	79,431		79,431	68,034		68,034
Out-of-pocket engagement expense	31,040		31,040	22,569		22,569
Depreciation and amortization	7,214		7,214	6,597		6,597

Total operating expense	436,537	4,542	431,995	343,300		343,300

Operating income	62,904		67,446	55,545		55,545

Interest and other income (expense), net	(289)		(289)	1,276	(4,535)	(3,259)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	62,615		67,157	56,821		52,286
Provision for income taxes	23,184	1,708	24,892	19,164		19,164
Equity in earnings of unconsolidated subsidiaries, net	2,528		2,528	1,473		1,473

Net income	$41,959		$44,793	$39,130		$34,595

Interest expense on convertible securities, net of taxes	2,354		2,354	2,353		2,353

Net income adjusted for computation of diluted EPS	$44,313		$47,147	$41,483		$36,948

Basic earnings per common share	$1.07		$1.14	$0.98		$0.87

Basic weighted average common shares outstanding	39,229		39,229	39,895		39,895

Diluted earnings per common share	$0.95		$1.01	$0.88		$0.78

Diluted weighted average common shares outstanding	46,860		46,860	47,226		47,226